The AES Corporation Acquisition of DPL Inc. April 20, 2011

Safe Harbor Disclosure Additional Information and Where to Find it This document does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger, DPL will file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement and other relevant materials. The definitive proxy statement will be sent or given to the stockholders of DPL. Before making any voting or investment decision with respect to the merger, investors and stockholders of DPL are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by DPL with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. These materials can also be obtained, when available, without charge, by directing a request to DPL at communications@dplinc.com. Participants in the Solicitation DPL and AES and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from DPL stockholders in connection with the merger. Information about AES’ directors and executive officers is set forth in AES’ 2011 proxy statement on Schedule 14A filed with the SEC on March 3, 2011 and its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 28, 2011, respectively. Information about DPL’s directors and executive officers is set forth in its 2011 proxy statement on Schedule 14A filed with the SEC on March 18, 2011. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the definitive proxy statement that DPL intends to file with the SEC.

Safe Harbor Disclosure Certain statements in the following presentation regarding AES’ business operations may constitute “forward -looking statements.” Such forward -looking statements include, but are not limited to, those related to future earnings growth and financial and operating performance. Forward -looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to accurate projections of future interest rates, commodity prices and foreign currency pricing, continued normal or better levels of operating performance and electricity demand at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth from investments at investment levels and rates of return consistent with prior experience . Additional assumptions include those listed in the presentation and our general ability to finance and close this transaction with DPL at rates of return consistent with our projections. For additional assumptions see the Appendix to this presentation. Actual results could differ materially from those projected in our forward -looking statements due to risks, uncertainties and other factors including without limitation, risks and uncertainties arising from the possibility that the closing of the transaction may be delayed or may not occur; difficulties with the integration process or the realization of the benefits of the transaction; general economic conditions in the regions and industries in which AES and DPL operate; and litigation or regulatory matters involving antitrust and other issues that could affect the closing of the transaction . Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission including but not limited to the risks discussed under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as well as our other SEC filings. AES undertakes no obligation to update or revise any forward -looking statements, whether as a result of new information, future events or otherwise.

Agenda Key Terms & Strategic Rationale Paul Hanrahan President & Chief Executive Officer Overview of DPL Inc. Ned Hall Executive Vice President & President of North America and Global Wind Generation Transaction Overview & Timing Victoria Harker Executive Vice President & Chief Financial Officer

Executive Summary AES Growth Strategy Concentrate on select markets to drive shareholder returns Improved profitability Simplified investment thesis   Leverage existing platforms and footprint Within U.S. utility sector, pursing optimization opportunities through expansion of our U.S. utility platform in the Mid-West Acquisition of DPL Inc. Attractive regional utility with a diversified retail customer base and well-positioned generation fleet Anticipated attractive annual earnings per share and cash flow accretion beginning in first year after close, adjusted for acquisition costs Expected to deliver strong U.S. cash flow with ability to capture value associated with AES’ U.S. tax position Expands U.S. platform by building upon our successful ownership and management of Indianapolis Power & Light Company and leveraging global scale for increased purchasing power Economic Rationale Accretive, excluding acquisition costs Enhanced returns through synergies and tax attributes AES’ previously issued 2011 guidance is adjusted solely for the DPL acquisition costs of approximately $0.11 per share (AES’ 2011 adjusted EPS1 guidance of $0.97-$1.03 from $1.08-$1.14) Introducing AES’ 2012 adjusted EPS1 guidance of $1.27-$1.37 (includes full year results for DPL) 1. A non-GAAP financial measure. See Slide 23 for assumptions and Appendix for definition and reconciliation.

Key Terms & Strategic Rationale

Key Transaction Terms Transaction Acquisition of DPL Inc. (NYSE: DPL) Transaction value of $4.7 billion with a cash purchase price of $3.5 billion and the assumption of $1.2 billion of net debt Offer Price & Consideration $30.00 per share 100% cash consideration Implied acquisition P/E of 12.4x based on midpoint of DPL’s 2011 guidance Transaction Economics $0.05-$0.07 anticipated annual earnings per share accretion beginning in first year after close (excluding acquisition costs) Expected to provide subsidiary distributions of $200-$300 million per year Financing Committed bridge financing Permanent financing will include debt and cash on hand at AES Approvals DPL shareholder vote State: Public Utilities Commission of Ohio (PUCO) Federal: FERC (Federal Power Act), DOJ (HSR) Estimated  Closing Expected to close transaction within 6-9 months

U.S. Growth Strategy Opportunities: Leverage existing asset base to create value through ownership of competitively located sites and environmental attributes (e.g. repower Southland) Execute M&A in regulated utilities, using our existing platform at IPL and advantageous tax position Expand renewables business (wind and solar) through our greenfield expertise and existing development pipeline Make additional rate base investments in regulated utility business

Building Upon Our Successful Ownership & Management of IPL Among the lowest rates in Indiana Superior customer satisfaction amongst Mid-West utilities  Ranked in the top quartile in a national study of 121 utilities by J.D. Power & Associates Constructive relationship with all stakeholders Proven platform for significant follow-on growth opportunities  More than $500 million invested post-acquisition

Key Post Acquisition Metrics 44,316 MW 12,061,720 utility customers $18,530 billion revenue in 2010

Overview of DPL

Ohio Regulatory Structure History of constructive regulation for electric utilities Adjustment mechanisms for fuel, capacity, transmission, environmental investments and other costs Hybrid market Transmission and distribution follow traditional cost of service model  Retail choice for generation since 2001 Non-regulated providers are called Competitive Retail Energy Service (CRES) providers  Regulated utility product called Electric Security Plan (ESP) Utilities are subject to significantly excessive earnings test (SEET)

Contains Forward Looking Statements

DPL Business Drivers

DPL Inc.

T&D

- Traditional rate base driven regulated utility
- ~515,000 distribution customers
- ~$800 million net plant

Generation

- Utility owned generation sells into PJM
- 2,830 MW base load coal units; 432 MW peaker
- 556 MW gas-fired non-regulated generation

Electric Security Plan (ESP) Retail

- Standard service offer as utility acts as Provider of Last Resort
- Regulated tariff structure

Competitive Retail

- Services customers that switch from ESP and acquires off-system customers

Source: DPL company filings.

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T&D: Overview Traditional cost of service regulation – FERC and PUCO Approximately $800 million net T&D plant1 Expect earnings growth from ongoing T&D investment Opportunities to leverage AES utility platform sourcing 1. Source: FERC Form 1 as of December 31, 2009.

Generation: Overview DPL Service Territory Key Highlights Totals 3,818 MW of generating capacity Coal: 2,830 MW Other: 988 MW of peaking assets 99% of DPL’s energy is produced with coal Diversified generation fleet with partners: Over 65% of generating capacity is owned in combination with other utilities Diversifies operational risk DP&L operates and purchases coal for 2 of 7 plants in which it has co-ownership. (Approximately 50% of total coal consumed at these plants) DP&L operates and purchases coal for Hutchings, a wholly -owned plant DP&L Service Area Natural Gas Peaking Units Coal Fired Generating Plants Source: DPL company filings and investor presentations.

Generation: Fleet is Well Positioned for Changing Environmental Regulation 45% of PJM coal capacity is significantly at-risk under proposed EPA regulations Environmental construction program completed on majority of base load coal units Under Electric Security Plan (ESP), DP&L can seek recovery of future costs associated with climate change, carbon legislation, and/or other environmental regulations Source: DPL investor presentation. 1. Credit Suisse, “Growth from Subtraction,” September 23, 2010. DPL’s Coal Generation Fleet (2,830 MW) No Controls FGD + SCR PJM Coal  Capacity 11 (~80 GW) FGD Only SCR Only FGD + SCR No Controls

Electric Security Plan (ESP) Retail: Overview ESP includes the regulated, standard service offer for generation customers DP&L’s last ESP filing was made in October 2008; settlement among interested parties approved in June 2009 ESP components Residual generation charge Fuel and purchased power adjustment clauses Environmental investment rider Capacity and transmission riders New standard service offer required to be filed by March 31, 2012 Subject to SEET in 2013 (based on 2012 results)

Competitive Retail: Overview Dayton Energy Resources “DPLER” Retail Strategy Switching in DPL Service Territory in 2010 Aggressively compete to retain customers in franchise service territory where name recognition for both DP&L and DPLER are high Retail operations provide natural market for DP&L and DPLE generation DP&L Customer Switching % Residential Commercial Industrial DPLER % of Switched Load Residential Commercial Industrial Source: DPL Management.

Transaction Overview & Timing

Transaction/Financing Overview Committed Acquisition Facility $3.3 billion committed bridge facility from Bank of America Merrill Lynch $2.05 billion bridge facility at AES Corp. $1.25 billion bridge facility at DPL Inc. Financing term extends beyond the expected timing of regulatory approvals AES Corp: Issue $2.05 billion of unsecured notes and/or term loan   Expect to issue debt on an opportunistic basis during regulatory approval process Permanent Financing DPL: Issue $1.25 billion of senior unsecured notes at DPL Inc. Expect to issue debt at closing of transaction No incremental debt at Dayton Power & Light Structure a legal ring-fence around DPL Inc. by replicating similar provisions that currently exist at IPALCO

Financial Impact Earnings & Cash Flow $0.05-$0.07 anticipated earnings per share accretion beginning in first year after close Expected to provide subsidiary distributions 1 of $200-$300 million per year Certain operational savings are expected to be achievable Reduction of public company costs Sharing of best practices across Midwest platform Credit AES Corp: DPL subsidiary distributions to AES provide meaningful credit support   Expecting B1/BB- senior unsecured ratings DPL: Maintain investment grade credit profile   Targeting BBB- issuer ratings at DPL Inc. Targeting A3/BBB+ senior secured debt ratings at Dayton Power & Light Financing plan has been discussed with rating agencies 1. See Appendix for definition.

Transaction Timeline: Expected to Close in 6-9 months1 April 2011 Q2 2011 Q3 2011 Q4 2011/Q1 2012 Transaction Announced Make Regulatory Filings Secure Regulatory Approvals (FERC, SEC, DOJ, PUCO) File DPL Proxy Statement DPL Shareholder Meeting Receive Regulatory Approvals Permanent Financing Close Transaction 1. There are a number of conditions precedent to the transaction closing. Actual timing could differ from estimates provided here.

2011-2012 Guidance Expectations Reflects forwards as of March 31, 2011, except for Brazilian Real (BRL) in 2012 2012 BRL reflects a consensus rate of 1.69, which is 7% stronger than forward as of March 31, 2011 Includes estimated purchase accounting adjustments Assumes tax rate in the low 30s in 2012, consistent with 2011 Adjusted Earnings Per Share1 $0.97 - $1.03 2011 $1.27 - $1.37 2012 Proportional Free Cash Flow1,2 $750- $950 2011$1,200 - $1,400 2012 1. A non-GAAP financial measure. See Appendix for definition and reconciliation. 2. The AES Corporation (the “Company”) is a holding company that derives its income and cash flows from the activities of its subsidiaries, some of which are not wholly-owned by the Company. Accordingly, the Company has presented certain financial metrics which are defined as Proportional (a non-GAAP financial measure) to account for the Company’s ownership interest. In many cases, the Company has no legal claim on these cash flows. See Appendix for full definition .

Appendix

Contains Forward Looking Statements

Reconciliation of 2011 Guidance, Including Proportional Metrics

$ in Millions, Except Earnings Per Share	2011 Guidance (as of 4/20/11)[1]		
	Consolidated	Adjustment Factors[2]	Proportional[2,3]
Income Statement Elements			
Gross Margin	$4,000-$4,200	$1,550	$2,450-$2,650
Adjusted Gross Margin[3]	$4,850-$5,050	$1,850	$3,000-$3,200
Diluted Earnings Per Share from Continuing Operations	$0.93-$0.99		
Adjusted Earnings Per Share Factors[3]	$0.04[4]		
Adjusted Earnings Per Share[3]	$0.97-$1.03[4]		
Cash Flow Elements			
Net Cash from Operating Activities	$2,650-$2,850	$1,250	$1,400-$1,600
Operational Capital Expenditures (a)	$775-$850	$250	$525-$600
Environmental Capital Expenditures (b)	$75-$100	-	$75-$100
Maintenance Capital Expenditures (a + b)	$850-950	$250	$600-$700
Free Cash Flow[3]	$1,750-$1,950	$1,000	$750-$950
Subsidiary Distributions[5]	$1,200-$1,300		
Reconciliation of Free Cash Flow[3]			
Net Cash from Operating Activities	$2,650-$2,850	$1,250	$1,400-$1,600
Less: Maintenance Capital Expenditures	$850-$950	$250	$600-$700
Free Cash Flow[3]	$1,750-$1,950	$1,000	$750-$950
Reconciliation of Adjusted Gross Margin[3]			
Gross Margin	$4,000-$4,200	$1,550	$2,450-$2,650
Depreciation & Amortization	$1,250-$1,350	$300	$950-$1,050
General & Administrative	$450	-	$450
Adjusted Gross Margin[3]	$4,850-$5,050	$1,850	$3,000-$3,200

1. 2011 guidance is based on expectations for future foreign exchange rates and commodity prices as of March 31, 2011, as well as other factors set for in "Guidance" in the press release.
2. The AES Corporation (the "Company") is a holding company that derives its income and cash flows from the activities of its subsidiaries, some of which are not wholly-owned by the Company. Accordingly, the Company has presented certain financial metrics which are defined as Proportional (a non-GAAP financial measure) to account for the Company's ownership interest. In many cases, the Company has no legal claim on these cash flows. See "definitions."
3. A non-GAAP financial measure as reconciled above. See "definitions."
4. Reconciliation of Adjusted EPS includes impairment unrealized foreign currency losses of $0.03, derivative losses of $0.02, debt retirement losses of $0.01 and gain on disposition of assets of $0.02.
5. See "definitions."

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Reconciliation of 2012 Guidance, Including Proportional Metrics 2012 Guidance (as of 4/20/11) 1 $ in Millions, Except Earnings Per Share Consolidated Adjustment Factors 2 Proportional 2.3 Income Statement Elements Diluted Earnings Per Share from Continuing Operations $1.15-$1.25 Adjusted Earnings Per Share Factors 3 $0.124 Adjusted Earnings Per Share3 $1.27-$1.374 Cash Flow Elements Net Cash from Operating Activities $3,300-$3,500 $1,275 $2,025-$2,225 Operational Capital Expenditures (a) $925-$1,025 $250 $675-$775 Environmental Capital Expenditures (b) $100-$150 $25 $75-$125 Maintenance Capital Expenditures (a + b) $1,025-$1,175 $275 $750-$900 Free Cash Flow3 $2,200-$2,400 $1,000 $1,200-$1,400 Subsidiary Distributions 5 $1,400-$1,600 Reconciliation of Free Cash Flow3 Net Cash from Operating Activities $3,300-$3,500 $1,275 $2,025-$2,225 Less: Maintenance Capital Expenditures $1,025-$1,175 $275 $750-$900 Free Cash Flow3 $2,200-$2,400 $1,000 $1,200-$1,400 1. 2012 guidance is based on expectations for future foreign exchange rates and commodity prices as of March 31, 2011, except for Brazilian Real (BRL), as well as other factors set for in “Guidance” in the press release. 2. The AES Corporation (the “Company”) is a holding company that derives its income and cash flows from the activities of its subsidiaries, some of which are not wholly-owned by the Company. Accordingly, the Company has presented certain financial metrics which are defined as Proportional (a non-GAAP financial measure) to account for the Company’s ownership interest. In many cases, the Company has no legal claim on these cash flows. See “definitions.” 3. A non-GAAP financial measure as reconciled above. See “definitions.” 4. Reconciliation of Adjusted EPS includes impairment unrealized foreign currency losses of $0.03, derivative losses of $0.01 and debt retirement losses of $0.08. 5. See “definitions.”

Assumptions Forecasted financial information is based on certain material assumptions . Such assumptions include, but are not limited to: (a) no unforeseen external events such as wars, depressions, or economic or political disruptions occur; (b) businesses continue to operate in a manner consistent with or better than prior operating performance, including achievement of planned productivity improvements including benefits of global sourcing, and in accordance with the provisions of their relevant contracts or concessions; (c) new business opportunities are available to AES in sufficient quantity to achieve its growth objectives; (d) no material disruptions or discontinuities occur in GDP, foreign exchange rates, inflation or interest rates during the forecast period; and (e) material business -specific risks as described in the Company’s SEC filings do not occur individually or cumulatively . In addition, benefits from global sourcing include avoided costs, reduction in capital project costs versus budgetary estimates, and projected savings based on assumed spend volume which may or may not actually be achieved. Also, improvement in certain KPIs such as equivalent forced outage rate and commercial availability may not improve financial performance at all facilities based on commercial terms and conditions. These benefits will not be fully reflected in the Company’s consolidated financial results. The cash held at qualified holding companies (“QHCs”) represents cash sent to subsidiaries of the Company domiciled outside of the U.S. Such subsidiaries had no contractual restrictions on their ability to send cash to AES, the Parent Company, however, cash held at qualified holding companies does not reflect the impact of any tax liabilities that may result from any such cash being repatriated to the Parent Company in the U.S. Cash at those subsidiaries was used for investment and related activities outside of the U.S. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the U.S. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs. AES believes that unconsolidated parent company liquidity is important to the liquidity position of AES as a parent company because of the non-recourse nature of most of AES’ indebtedness.

Definitions Non-GAAP Financial Measures Adjusted earnings per share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses of the consolidated entity due to (a) mark-to-market amounts related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) significant gains or losses due to dispositions and acquisitions of business interests, (d) significant losses due to impairments, and (e) costs due to the early retirement of debt. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company's internal evaluation of financial performance. Factors in this determination include the variability due to mark-to-market gains or losses related to derivative transactions, currency gains or losses, losses due to impairments and strategic decisions to dispose or acquire business interests or retire debt which affect results in a given period or periods. Adjusted earnings per share should not be construed as an alternative to earnings per share, which is determined in accordance with GAAP. Adjusted Gross Margin (a non-GAAP financial measure) is defined as gross margin plus depreciation and amortization less general and administrative expenses. AES believes adjusted gross margin is a useful measure for evaluating and comparing the operating performance of its businesses because it includes the direct operating costs of its business including overhead related expenses and excludes potential differences caused by variations in capital structures affecting interest income and expense, tax positions, such as the impact of changes in effective tax rates and the impact of depreciation and amortization expense. Free cash flow (a non-GAAP financial measure) is defined as net cash from operating activities less maintenance capital expenditures (including environmental capital expenditures). AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash provided by operations less maintenance capital expenditures as defined by our businesses, that may be available for investing or for repaying debt. Free cash flow should not be construed as an alternative to net cash from operating activities, which is determined in accordance with GAAP. Parent Company Liquidity (a non-GAAP financial measure) is defined as cash at the Parent Company plus availability under corporate credit facilities plus cash at qualified holding companies (“QHCs”). AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness. Subsidiary Liquidity (a non-GAAP financial measure) is defined as cash and cash equivalents and bank lines of credit at various subsidiaries. The AES Corporation (the “Company”) is a holding company that derives its income and cash flows from the activities of its subsidiaries, some of which are not wholly-owned by the Company. Accordingly, the Company has presented certain financial metrics which are defined as Proportional (a non-GAAP financial measure) to account for the Company’s ownership interest. Proportional metrics present the Company’s estimate of its share in the economics of the underlying metric. The Company believes that the Proportional metrics are useful to investors because they exclude the economic share in the metric presented that is held by non-AES shareholders. For example, Operating Cash Flow is a GAAP metric which presents the Company’s cash flow from operations on a consolidated basis, including operating cash flow allocable to noncontrolling interests. Proportional Operating Cash Flow removes the share of operating cash flow allocable to noncontrolling interests and therefore may act as an aid in the valuation the Company. Proportional metrics are reconciled to the nearest GAAP measure. Certain assumptions have been made to estimate our proportional financial measures. These assumptions include: (i) the Company’s economic interest has been calculated based on a blended rate for each consolidated business when such business represents multiple legal entities; (ii) the Company’s economic interest may differ from the percentage implied by the recorded net income or loss attributable to noncontrolling interests or dividends paid during a given period; (iii) the Company’s economic interest for entities accounted for using the hypothetical liquidation at book value method is 100%; (iv) individual operating performance of the Company’s equity method investments is not reflected and (v) all intercompany amounts have been excluded as applicable.

Definitions, Cont’d. Subsidiary Distributions Subsidiary Distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which is determined in accordance with GAAP. Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company . The reconciliation of difference between the Subsidiary Distributions and Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies .